Exhibit 10.8

**Portions of this exhibit have been redacted in accordance with Item 601(a)(5) of Regulation S-K. The information is not material and would cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted. **

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (“Loan Agreement”), by and between Hudson Bridge Partners, LLC and/or its assigns (the “Lender”) and Shimmick Construction Company, Inc., (“Borrower”), is effective this 13th day of September 2023.

1. DEFINITIONS. As used in this document, the words and phrases set forth below shall have the following meanings:

A.	“Borrower” means Shimmick Construction Company, Inc.

B.	“Collateral” means substantially all of Borrower’s receivables and fixed assets including but not limited to; equipment, real estate and any other assets Lender deems necessary as security.

C.	“Debt” means the loan from Lender to Borrower made, pursuant to this Loan and Security Agreement.

D.	“Lender” means Hudson Bridge Partners, LLC and/or its assigns.

E.	“Loan” means the up to $51,435,000 secured term loan or similar secured facility, executed by Borrower and delivered to Lender as evidence of the Debt.

F.

“Loan Maximum” means $75,000,000 which is the maximum amount of debt, above the Loan, that is available for this transaction, subject to Borrower providing additional collateral coverage, commensurate to a $75,000,000 secured loan deployment. Generally, the collateral pool should be at least 1x the Loan Maximum.

Hudson Bridge Partners, LLC

1140 Avenue of the Americas 9th Floor | New York, NY 10036 Tel: (646) 809-1166

| Conference: https://www.uberconference.com/hudsonbridge007

2. CONSIDERATION.

Lender makes this Loan to Borrower pursuant to, and as consideration for Borrower’s agreement to repay the Loan under the terms of this Agreement to Lender in the amount of up to $51,435,000, shall be in accordance with the terms and conditions stated in this Agreement.

3. SURVIVAL OF THIS LOAN AGREEMENT. This Loan Agreement shall survive the closing contemplated hereunder, and all obligations pursuant to this Agreement of each party hereto shall continue until the Loan has been repaid in full.

4. PURPOSE OF THE LOAN. The purpose of this loan shall be used to enhance Borrower’s liquidity position, and general corporate and operational purposes.

5. TERMS OF THE LOAN

A.

This Loan is in the amount of up to $51,435,000, at 13% interest per year, with a term of Thirty-Six (36) months. Subject to collateral coverage and collateral availability, the Loan can be increased to the Loan Maximum of $75,000,000.

B.	Borrower agrees to pay Lender a closing fee of 1.5% from the proceeds of the Loan.

C.	Payments of principal and interest shall be made in accordance with the payment schedule attached hereto.

D.

Borrower may prepay any portion or all of this Loan, at any time after the first 12 months of servicing the Loan. If Borrower prepays the loan at any time before the above mentioned 12- month servicing period, Borrower will incur a prepayment penalty, equal to 2% of the gross loan amount.

6. SECURITY

A.	Borrower hereby grants to Lender as security for this loan:

1.

Senior lien position on substantially all of Borrower’s receivables and hard assets, including but not limited to all of Borrower’s equipment real estate and any other fixed assets Lender considers necessary, as security for this transaction.

Hudson Bridge Partners, LLC

1140 Avenue of the Americas 9th Floor | New York, NY 10036 Tel: (646) 809-1166

| Conference: https://www.uberconference.com/hudsonbridge007

7. LENDER’S COVENANTS

A.	LOAN: Lender and/or its assigns shall, in accordance with the terms and conditions of the Loan Agreement, make this Loan to Borrower.

B.

DISBURSEMENTS: Disbursements shall be made up to the loan maximum, upon request by Borrower, outlining the purposes for which the funds shall be used, so long as the request is in accordance with applicable federal and State law, regulation, and procedure, and the Loan Agreement.

8. BORROWER’S REPRESENTATIONS

A.

BORROWER’S BUSINESS: Borrower certifies that, as of the date of execution of this Agreement, Borrower’s business is in good standing, has no adverse going concern issues, no direct or indirect, undisclosed material adverse changes, impairments to its customer base(s) or pending lawsuits.

Hudson Bridge Partners, LLC

1140 Avenue of the Americas 9th Floor | New York, NY 10036 Tel: (646) 809-1166

| Conference: https://www.uberconference.com/hudsonbridge007

B.	CERTIFICATIONS: Borrower hereby makes the following additional certifications, in form satisfactory to Lender, that, as of the date of execution of this Agreement:

1.	Borrower is in good standing with respect to, or in full compliance with a plan to pay, any and all federal, state and local taxes;

2.	Borrower is current on or is in full compliance with a plan to pay any, and all financial obligations in the ordinary course of business;

3.

There are no liens, judgments, or encumbrances, other than those of record, or disclosed to Lender prior to execution of the Loan Agreement, or disclosed no later than at the execution of this Loan and Security Agreement;

4.	Borrower’s representations with respect to the financial and operational aspects of the business in the written documents previously provided to Lender remain accurate and not misleading.

9. BORROWER’S COVENANTS

A.

INSURANCE: For the duration of the Loan (i.e. the period beginning with the closing and funding of the Loan and continuing until repayment in full), Borrower shall take out, pay for and keep in full force, insurance on the Collateral against such risks, in such amounts, with such insurance carrier, and with such loss payable clause as shall be satisfactory to Lender, and shall furnish Lender with the satisfactory evidence of such insurance.

B.

NOTICE OF CHANGE: Borrower, its successors and assigns, shall, for the duration of the Loan, give timely notice to Lender and /or its assigns should there be the anticipation of a sale of all or a material portion of the assets utilized as security and collateral for this Loan (other than in the ordinary course), or any changed purpose; or discontinuance of operation of all or a portion of the collateral; or of material alteration or expansion of the collateral’s purpose or function. All such actions taken without Lender’s consent shall constitute a default, in which case Lender may exercise all options available at law as may be required to protect or recapture the funds.

C.

REPORTS: Borrower shall submit financial and operational reports to Lender as Lender may reasonably request, and Lender shall have access to the records of the business during normal business hours or as arranged in advance. Borrower’s failure to provide such information as requested and/or the provision of information that appears to be inaccurate or incomplete, shall constitute an event of default.

Hudson Bridge Partners, LLC

1140 Avenue of the Americas 9th Floor | New York, NY 10036 Tel: (646) 809-1166

| Conference: https://www.uberconference.com/hudsonbridge007

D.

NO FINANCIAL CHANGE: Borrower shall, for the duration of the Loan (i.e. the period beginning with the closing and funding of the Loan and continuing until repayment in full), make no material change in the financial or operational aspects of the business, specifically including but not limited to the borrowing of additional money, the granting of additional liens significantly altering the plan for capital expenditures, salaries of partners or employees, or Borrower’s product or service, without the prior written consent of Lender, except as otherwise provided for in this Loan Agreement or in connection with a repayment of the Loan in full.

E.

OTHER LIENS AND ENCUMBRANCES: Except for the payoff of the outstanding senior indebtedness owing to MidCap Financial which is intended to occur at the closing and funding of the Loan, Borrower shall use no proceeds of this Loan to refinance any other debt or discharge any lien or other encumbrance, without prior written approval of Lender.

10. INTERPRETATION: This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the laws of the United States of America, where applicable.

11. MISCELLANEOUS PROVISIONS

A.

REVISIONS AND AMENDMENTS: Revisions and amendments to this Loan Agreement shall be reduced to writing and shall be executed by all parties to the document. Borrower acknowledges that Lender may require an amendment(s) to this Agreement.

B.	PARAGRAPH TITLES: The titles to the paragraphs of this Agreement are used solely for purposes of identification and are not to be construed as affecting the meaning of the language of the paragraphs.

C.

NOTICE ADDRESSES: Borrower and Lender shall give one another notice pursuant to this Agreement at their respective corporate addresses and will keep the other informed of any change of address for notification purposes.

12. DEFAULT AND REMEDIES

A.

DEFAULT: If any of the following events of default shall occur without being cured within 15 days from the date that written notice of such default is received by Borrower from Lender, the Debt shall immediately become due and payable if a cure of a default is not reached in 30 days from the initial default or breach.

Hudson Bridge Partners, LLC

1140 Avenue of the Americas 9th Floor | New York, NY 10036 Tel: (646) 809-1166

| Conference: https://www.uberconference.com/hudsonbridge007

B.	The following events shall constitute events of default:

1)	failure to comply with all applicable provisions of the Loan Agreement;

2)	failure to perform any of Borrower’s obligations under this Loan Agreement;

3)	failure to perform as required by any document that secures this Loan.

C.

REMEDIES: If Borrower fails to pay the Debt or cure any breach or default prior to the expiration of the 15-day notice period, Lender may invoke foreclosure of this Loan Agreement, or any other remedy allowed by this Loan Agreement, or any other document related to this Loan, or by law.

D.

REMEDIES CUMULATIVE: All remedies provided in this agreement are distinct and cumulative to any other right or remedy under this agreement, or otherwise available by law, and may be exercised concurrently, independently, or successively.

E.

FORBEARANCE NOT A WAIVER: Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy.

13. CLOSING AND FUNDING OF LOAN

A.

CLOSING AND FUNDING. The closing and funding of the Loan shall occur not later than five business days following receipt by Lender from Borrower of a written notice of closing and payment instructions for Loan funding.

B.

TERMINATION. In the event that Borrower does not deliver to Lender a written notice of closing and payment instructions for Loan funding within seventy-five (75) days following the date of this Loan Agreement, the sole right of each of the parties in such event shall be to terminate this Loan Agreement by delivering written notice of such termination to the other party, in which event any deposit, earnest money or other amounts previously paid by Borrower to Lender shall be retained by Lender and the parties shall have no further obligations or liabilities hereunder

Hudson Bridge Partners, LLC

1140 Avenue of the Americas 9th Floor | New York, NY 10036 Tel: (646) 809-1166

| Conference: https://www.uberconference.com/hudsonbridge007

IN WITNESS WHEREOF this Loan Agreement is executed as of the date first set forth above.

BORROWER	LENDER

/s/ Mitch Goldsteen	/s/ Sunny Ikwue
Mitch Goldsteen	Sunny Ikwue
BOD Chairman	Managing Partner
Shimmick Construction Company, Inc.	Hudson Bridge Partners, LLC

Hudson Bridge Partners, LLC

1140 Avenue of the Americas 9th Floor | New York, NY 10036 Tel: (646) 809-1166

| Conference: https://www.uberconference.com/hudsonbridge007

Repayment Schedule

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Hudson Bridge Partners, LLC

1140 Avenue of the Americas 9th Floor | New York, NY 10036 Tel: (646) 809-1166

| Conference: https://www.uberconference.com/hudsonbridge007